    As filed with the Securities and Exchange Commission on January 29, 1998

                                                      Registration No.333-34829
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               -----------------

                         POST EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-1
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               -----------------

                           DELPHI INTERNATIONAL LTD.
             (Exact Name of Registrant as Specified in Its Charter)

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
                   BERMUDA                                           6719                                  NOT APPLICABLE
(State or Other Jurisdiction of Incorporation or  (Primary Standard Industrial Classification            (I.R.S. Employer
                Organization)                                    Code Number)                          Identification Number)
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
                        CHEVRON HOUSE                                                   CT CORPORATION SYSTEM
                        CHURCH STREET                                                       1633 BROADWAY
                      HAMILTON, BERMUDA                                                NEW YORK, NEW YORK 10019
                       (441) 295-3688                                                       (212) 664-1666
(Address, Including Zip Code, and Telephone Number,              (Name, Address, Including Zip Code, and Telephone Number, Including
Including Area Code, of Registrant's Principal Executive Offices)                   Area Code, of Agent for Service)
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                               -----------------

                                   Copies to:
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

                      JAMES R. CAMERON, ESQ.                                          NICOLAS G. TROLLOPE, ESQ.
                         BAKER & MCKENZIE                                               CONYERS DILL & PEARMAN
                         805 THIRD AVENUE                                           CLARENDON HOUSE, CHURCH STREET
                     NEW YORK, NEW YORK 10022                                             HAMILTON, BERMUDA
                     TELEPHONE: (212) 751-5700                                        TELEPHONE: (441) 295-1422
                     FACSIMILE: (212) 759-9133                                        FACSIMILE: (441) 292-4720
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                               -----------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                               -----------------

===============================================================================

      The Registrant's Registration Statement on Form S-1 (File No. 333-34829) covering (i) 2,200,000 Common Shares, par value $.01 per share (the "Common Shares"), and (ii) Rights (the "Rights") to acquire up to 2,050,000 Common Shares, was declared effective on December 30, 1997. The Rights Offering was completed on January 22, 1998.

      This Post Effective Amendment No. 1 to the Registration Statement is being filed to de-register (i) 150,000 Common Shares which were not required to be issued to the Minimum Standby Purchasers pursuant to the Standby Agreement and (ii) 10,493 Rights and the Common Shares issuable upon exercise thereof.

      This Post Effective Amendment No. 1 to the Registration Statement shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda on the 29th of January 1998.

                                     DELPHI INTERNATIONAL LTD.


                                              /s/ Colin O'Connor
                                     By:      ---------------------------------
                                     Name:    Colin O' Connor
                                     Title:   President, Chief Executive Officer
                                              and Director

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


              DATE

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
SIGNATURE                                              TITLE                                DATE

       /s/ Colin O'Connor              President, Chief Executive Officer
------------------------------------   and Director (Principal Executive,                January 29, 1998
           Colin O'Connor              Accounting and Financial Officer)


                  *                   Chairman of the Board                              January 29, 1998
------------------------------------
          Robert Rosenkranz

                  *                    Vice President and Director                       January 29, 1998
------------------------------------
             David Ezekiel

                  *                    Director                                          January 29, 1998
------------------------------------
          Nicolas G. Trollope

                  *                    Director                                          January 29, 1998
------------------------------------
             Edward A. Fox

                  *                    Director                                          January 29, 1998
------------------------------------
             Harold F. Ilg

                  *                    Director                                          January 29, 1998
------------------------------------
          Charles P. O'Brien

                  *                    Director                                          January 29, 1998
------------------------------------
           Lewis S. Ranieri

                  *                    Director                                          January 29, 1998
------------------------------------
           Thomas L. Rhodes

                  *                    Director                                          January 29, 1998
------------------------------------
         Robert M. Smith, Jr.


         /s/ Colin O'Connor
------------------------------------

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* by Colin O' Connor as attorney-in-fact